Exhibit 10.2
THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR, SUBJECT TO SECTION 11(a) HEREOF, AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT AGREEMENT

To Purchase Shares of the Common Stock of

ROCKET PHARMACEUTICALS, INC.

Dated as of __________ (the “Effective Date”)

WHEREAS, Rocket Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (as amended and in effect from time to time, the “Loan Agreement”) with Hercules Capital, Inc., a Maryland corporation, and the other parties named therein;

WHEREAS, the Company desires to grant to __________ (together with any successor or permitted assignee or transferee of this Warrant (as defined below) or of any shares issued upon exercise hereof, the “Warrantholder”), in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Common Stock (as defined below) pursuant to this Warrant Agreement (this “Warrant”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1.         GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

(a)         Grant of Right. For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from the Company up to the number of fully paid and non-assessable shares of Common Stock determined pursuant to Section 1(c) below, at a purchase price per share equal to the Exercise Price (as defined below). The number of shares of Common Stock and the Exercise Price of such shares are subject to adjustment as provided in Section 8.

(b)          Certain Definitions. As used herein, the following terms shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger, business combination or consolidation of the Company into or with another person or entity (other than a merger, business combination or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, business combination, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, business combination, consolidation or reorganization; (iii) any merger, consolidation or other business combination of the Company into or with a special purpose acquisition company or wholly-owned subsidiary thereof; or (iv) any sale or other transfer by the stockholders of the Company resulting in any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50.0%) of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Company. For the avoidance of doubt, “Acquisition” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

“Act” means the Securities Act of 1933, as amended.

“Cash Acquisition” means any Acquisition in which the consideration received by the holders of Common Stock (in their capacity as such) consists solely of cash (it being understood that the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company shall not constitute a “Cash Acquisition” until any cash available for distribution to the Company’s shareholders is actually distributed to such shareholders following such sale, lease, exclusive license or disposition).

“Charter Documents” means the Company’s Seventh Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended and/or restated and in effect from time to time.

“Common Stock” means the Company’s common stock, $0.01 par value per share, together with any securities of the Company into or for which the outstanding shares of such common stock may be converted, exchanged or substituted.

“DTC” means The Depository Trust Company or any successor thereto.

“DWAC” means DTC’s Deposit/Withdrawal at Custodian system.

“Exercise Price” means $2.99.

“FAST” means DTC’s Fast Automated Securities Transfer Program.

“Freely Tradeable” means, with respect to any shares of Common Stock, that such shares may be offered, sold and transferred by the Warrantholder without registration under the Act and without any restrictive legend, whether by reason of an effective registration statement under the Act covering the resale of such shares, Rule 144 under the Act (including by reason of the tacking of holding periods permitted thereunder), or any other available exemption.

“Lender” has the meaning given in the Loan Agreement.

“Maximum Share Amount” means [  ]1 shares of Common Stock, subject to adjustment from time to time in accordance with the provisions of this Warrant.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the date of such exercise multiplied by the number of shares of Common Stock requested to be exercised under this Warrant pursuant to such exercise.

“Regulation D” means Regulation D promulgated under the Act, as amended and in effect from time to time.

“SEC” means the Securities and Exchange Commission.

“Share Delivery Date” has the meaning given in Section 3(a).

“Standard Settlement Period” means the standard settlement period, expressed in a number of trading days (including no trading days if the settlement date is the trade date), on the Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

“Trading Market” means any Nasdaq or other national securities exchange or market.

[1]	To cover 1,755,853 shares in the aggregate across all Warrants.

“Transfer Agent” means the transfer agent and registrar for the Common Stock from time to time appointed by the Company.

“Vested Share Amount” means, as of any measurement date, a number of shares of Common Stock (rounded down to the nearest number of whole share) equal to the product obtained by multiplying (a) the Maximum Share Amount by (b) the quotient obtained by dividing (i) the aggregate original principal amount of all Term Loan Advances (as defined in the Loan Agreement) funded under the Loan Agreement by the Warrantholder, determined without regard to any repayment, prepayment, amortization, acceleration, cancellation, reduction or termination thereof, divided by (ii) $[  ]2, subject to adjustment from time to time in accordance with the provisions of this Warrant. For the avoidance of doubt, (x) in no event will the Vested Share Amount for this Warrant exceed the Maximum Share Amount and (y) assuming the maximum amount is funded pursuant to the Loan Agreement, the Vested Share Amount will equal the Maximum Share Amount. Upon vesting, all vested shares of Common Stock shall remain vested for purposes of the Vested Share Amount and no repayment, prepayment, amortization, acceleration, cancellation, reduction, termination or other modification of the Loan Agreement or any Term Loan Advance shall result in a reduction of the Vested Share Amount thereafter.

“VWAP” means, for any period of determination, as reported by Bloomberg Financial Markets (or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation mutually and reasonably agreed upon by the parties in writing) the volume weighted average trading price per share of Common Stock at which the shares of Common Stock have traded as set forth on the Trading Market for the period (calculated by dividing the aggregate trading price of all shares of Common Stock sold during the period by the aggregate number of shares of Common Stock sold during the period) expressed in U.S. Dollars.

(c)          Number of Shares. This Warrant shall be exercisable for up to the Maximum Share Amount; provided, however, that at any given time this Warrant shall be exercisable for up to the Vested Share Amount (inclusive of any portion of the Warrant that has been previously exercised). All shares, if any, for which this Warrant becomes exercisable pursuant to this Section 1(c) are referred to herein cumulatively and collectively, and as may be adjusted from time to time in accordance with the provisions of this Warrant, as the “Shares.”

SECTION 2.         TERM OF THE WARRANT.

Except as otherwise provided for herein, the term of this Warrant (the “Warrant Term”) shall commence on the Effective Date and shall continue until the earliest to occur (the “Termination Date”) of (i) the seventh (7th) anniversary of the Effective Date (the “Expiration Date”), (ii) the consummation of a Cash Acquisition, or (iii) the exercise of this Warrant in full with respect to the Maximum Share Amount.

SECTION 3.         EXERCISE OF THE WARRANT.

(a)          Exercise. Subject to the terms and conditions hereof, the purchase rights set forth in this Warrant may be exercised, in whole or in part with respect to any portion of the Vested Share Amount, at any time and from time to time during the Warrant Term, by tendering to the Company at its principal office or delivering electronically a notice of exercise in substantially the form attached hereto as Exhibit A (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with Section 3(b) below, the Company shall cause the shares of Common Stock purchased to be delivered to the Warrantholder no later than three (3) business days thereafter (the “Share Delivery Date”), by crediting such shares, free of any restrictive legend, to the DTC participant account designated by the Warrantholder in the Notice of Exercise by means of a DWAC deposit through FAST. The Company shall cause the Transfer Agent to approve and effect such DWAC deposit, and the Company’s delivery obligation hereunder shall not be satisfied until such shares have been so credited to such account. If (x) the Transfer Agent is not then a FAST participant with respect to the Common Stock, or (y) such shares are not then Freely Tradeable, then the Company shall instead, not later than the Share Delivery Date, issue to the Warrantholder a certificate or notice of book entry (each of which may be in electronic form) representing such shares, and shall thereafter comply with Section 3(e). The Company also shall execute the acknowledgment of exercise in the form attached hereto as Exhibit B (the “Acknowledgment of Exercise”) indicating the number of shares that remain subject to future purchases under this Warrant, if any. Upon partial exercise and surrender of this Warrant, the Company shall promptly issue to the Warrantholder a new warrant of like tenor representing the remaining number of shares purchasable hereunder. Notwithstanding any contrary provision herein, if this Warrant was originally executed and/or delivered electronically, in no event shall the Warrantholder be required to surrender or deliver an ink-signed paper copy of this Warrant in connection with its exercise hereof or of any rights hereunder, nor shall the Warrantholder be required to surrender or deliver a paper or other physical copy of this Warrant in connection with any exercise hereof.

[2]	To equal the aggregate maximum commitment amount for the Warrantholder, which will add up to $150M in the aggregate across all warrants.

(b)          Manner of Payment. The Purchase Price may be paid, at the Warrantholder’s election, either (i) by cash or check, or (ii) by surrender to the Company of a number of shares issuable hereunder having an aggregate value equal to the Purchase Price (“Net Issuance”). If the Warrantholder makes a Net Issuance election, the Company shall issue to the Warrantholder such number of fully paid and non-assessable shares of Common Stock as determined by the following formula:

X = Y (A-B) / A

where:

X =	the number of shares to be issued to the Warrantholder;

Y =	the number of shares with respect to which this Warrant is being exercised (inclusive of the shares surrendered to the Company in payment of the Purchase Price);

A =	the fair market value (as determined pursuant to Section 3(c) below) of one (1) share of Common Stock; and

B =	the Exercise Price then in effect.

(c)          Fair Market Value. For purposes of this Warrant:

(i)           if shares of Common Stock are then traded on a Trading Market, the fair market value of one (1) share of Common Stock shall be the closing price or last sale price of a share of Common Stock reported on such Trading Market for the business day immediately preceding the date on which the Warrantholder delivers the Notice of Exercise to the Company;

(ii)          if shares of Common Stock are not then traded on a Trading Market, the fair market value of one (1) share of Common Stock shall be determined by the Company’s Board of Directors in its reasonable, good faith judgment;

(iii)        for purposes of a Cash Acquisition, the fair market value of one (1) share of Common Stock shall be the total value of the maximum aggregate consideration payable per outstanding share of Common Stock as determined under the definitive agreements executed by the parties in such Cash Acquisition.

(d)         Automatic Net Issuance Exercise on Expiration. In the event that, on the Expiration Date, the fair market value of one (1) share of Common Stock as determined in accordance with Section 3(c) above is greater than the Exercise Price then in effect, this Warrant shall automatically be deemed on and as of such date to be exercised on a Net Issuance basis as to all shares for which it shall not previously have been exercised, and the Company shall, within ten (10) business days following the Warrantholder’s written request, deliver the shares issued to the Warrantholder on such exercise in the manner provided in Section 3(a).

(e)          Legend. If the shares of Common Stock issued on exercise hereof are then Freely Tradeable, such shares shall be issued and delivered without any restrictive legend and in the manner provided in Section 3(a), and the Company shall so instruct the Transfer Agent. Otherwise, each certificate or notice of book entry evidencing shares of Common Stock issued on exercise hereof shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT AGREEMENT ISSUED BY THE COMPANY DATED _______________, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Such legend shall be removed and the Company shall, or shall instruct its transfer agent to, issue a certificate or book entry shares without such legend or any other legend to the holder of such shares (i) if such shares are sold or transferred pursuant to an effective registration statement under the Act covering the resale of such shares by the holder thereof, (ii) if such shares are sold or transferred pursuant to Rule 144 under the Act, (iii) if, upon advice of counsel to the Company, such shares are eligible for resale without any restrictions under Rule 144 under the Act, or (iv) upon the request of such holder if such request is accompanied (at such holder’s expense) by a written opinion of counsel (which may be counsel to the Warrantholder), substantially in the form attached hereto as Exhibit E, that registration is not required under the Act or any applicable state securities laws for the resale of the shares of Common Stock purchased upon exercise of this Warrant. For purposes of clause (iv), an opinion of counsel to the Warrantholder shall be deemed reasonably satisfactory to the Company, and the Company shall instruct the Transfer Agent to accept such opinion. Delivery by the Warrantholder of a certificate substantially in the form attached hereto as Exhibit D shall be conclusive as to the matters stated therein and, together with the Company’s public reporting status, shall be sufficient to establish that such shares are Freely Tradeable. The Company shall effect, and shall cause the Transfer Agent to effect, any such legend removal and, at the Warrantholder’s election, delivery of the resulting unlegended shares by DWAC to the DTC participant account designated by the Warrantholder, in each case no later than one (1) business day following the Warrantholder’s written request or, if earlier, the Standard Settlement Period with respect to a sale or disposition of shares pursuant to clause (i) or (ii) above. The removal of such restrictive legend from any certificates or book entry shares representing the shares of Common Stock purchased upon exercise of this Warrant is predicated upon the Company’s reliance that the holder of such shares would sell, transfer, assign, pledge, hypothecate or otherwise dispose of such shares pursuant to either the registration requirements of the Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(f)          Exercise Limitation. The Company shall not effect any exercise of this Warrant, nor issue shares on such exercise, and the Warrantholder shall not have the right to exercise any portion of this Warrant pursuant to this Section 3 or otherwise, to the extent that after giving effect to such issuance after such exercise as set forth on the Notice of Exercise, the Warrantholder (together with its affiliates and all other persons who are, together with the Warrantholder and its affiliates, acting as, or otherwise could be deemed to be members of, a “group” within the meaning of the 1934 Act (such persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrantholder, together with its Attribution Parties, shall include the number of shares of Common Stock that would be issuable upon exercise of that portion of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining, unexercised portion of this Warrant, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein and beneficially owned by the Warrantholder and/or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(f), in determining the number of outstanding shares of Common Stock, the Warrantholder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Warrantholder, the Company shall within two (2) business days confirm orally and in writing to Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, beneficially owned by the Warrantholder and its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. As used herein, “Beneficial Ownership Limitation” shall mean 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant. The Warrantholder, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event shall exceed 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this Section 3(f) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(f) to correct any portion hereof which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 3(f) shall apply to any successor holder of this Warrant.

(g)         Transfer Agent Cooperation. Promptly following the Effective Date, the Company shall use its commercially reasonable efforts to pre-clear with the Transfer Agent each of the forms of Warrantholder representation letter substantially in the form attached hereto as Exhibit D and written opinion of counsel (which may be counsel to the Warrantholder), substantially in the form attached hereto as Exhibit E, in order to ensure timely delivery of Freely Tradeable shares of Common Stock to the Warrantholder as prescribed herein.

SECTION 4.         RESERVATION OF SHARES.

The Company covenants that it shall at all times during the Warrant Term cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant.

SECTION 5.         NO FRACTIONAL SHARE.

No fractional share or scrip shall be issued upon exercise of this Warrant, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional share interest by paying the Warrantholder in cash an amount equal to (a) such fractional interest, multiplied by (b)(i) the fair market value (as determined in accordance with Section 3(c) above) of a full share, less (ii) the then-effective Exercise Price.

SECTION 6.         NO RIGHTS AS STOCKHOLDER.

Without limiting any provision of this Warrant, the Warrantholder agrees that as a holder of this Warrant it will not have any rights (including, but not limited to, voting rights) as a stockholder of the Company with respect to the shares of Common Stock issuable hereunder unless and until the exercise of this Warrant and then only with respect to the shares issued on such exercise.

SECTION 7.         WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. The Warrantholder’s initial address, for purposes of such registry, is set forth in Section 12(f). The Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8.         ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a)           Acquisition.

(i)          Cash Acquisition. In the event of a Cash Acquisition in which the fair market value of a share of Common Stock as determined pursuant to Section 3(c) above would be greater than the Exercise Price in effect as of immediately prior to the closing of such Cash Acquisition, and the Warrantholder has not previously exercised this Warrant in full, then, in lieu of the Warrantholder’s exercise of the unexercised portion of this Warrant, this Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase shares of Common Stock and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Cash Acquisition on and in respect of all shares of Common Stock for which this Warrant was exercisable as of immediately prior to the closing of such Cash Acquisition, net of the Purchase Price therefor, as if such shares had been issued and outstanding to the Warrantholder as of immediately prior to such closing, as and when such consideration is paid to the holders of the outstanding shares of Common Stock. In the event of a Cash Acquisition in which the fair market value of a share of Common Stock as determined pursuant to Section 3(c) above would be equal to or less than the Exercise Price in effect as of immediately prior to the closing of such Cash Acquisition, this Warrant will automatically and without further action of any person terminate as of immediately prior to such closing.

(ii)         Non-Cash Acquisition. Upon the closing of any Acquisition other than a Cash Acquisition, the acquiring, surviving or successor entity shall assume this Warrant and the Company’s obligations hereunder, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the shares of Common Stock issuable upon exercise of the unexercised portion of this Warrant as if such shares were outstanding on and as of the closing of such Acquisition, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such closing (with the Exercise Price adjusted accordingly), all subject to further adjustment from time to time thereafter in accordance with the provisions of this Warrant.

(b)      Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c)        Subdivision or Combination of Shares. If the Company at any time shall subdivide or combine its outstanding Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

(d)          Dividends and Distributions. If the Company at any time during the Warrant Term shall:

(i)         declare, make or pay a dividend or distribution on or with respect to the outstanding shares of Common Stock payable in additional shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution;

(ii)         declare, make or pay any other dividend or distribution on or with respect to the outstanding shares of Common Stock (other than a cash dividend or distribution), then in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of all shares of Common Stock issuable hereunder as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution;

(iii)         declare, make or pay any dividend or distribution on or with respect to the outstanding shares of Common Stock in cash (other than a distribution of cash proceeds received by the Company in connection with an Acquisition described in clause (i) of the definition of Acquisition above), then on and as of the date of each such dividend payment and/or distribution, the Exercise Price shall be reduced by an amount equal to the amount paid or distributed upon or in respect of each outstanding share of Common Stock; provided that in no event will the Exercise Price be reduced below the then-par value, if any, of a share of Common Stock;

(e)          Notice of Certain Events. If: (i) the Company shall declare any dividend or distribution upon its Common Stock, whether in stock, cash, property or other securities; (ii) the Company shall offer for subscription or sale pro rata to all holders of the outstanding shares of Common Stock any additional securities of the Company (other than pursuant to contractual pre-emptive or first refusal rights), (iii) there shall be any Acquisition; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company then, in connection with each such event, the Company shall give the Warrantholder notice thereof at the same time and in the same manner as it notifies holders of the outstanding shares of Common Stock.

SECTION 9.         REPRESENTATIONS AND COVENANTS OF THE COMPANY.

(a)         Reservation of Common Stock. The maximum number of shares of Common Stock issuable upon exercise of this Warrant in full have been duly and validly reserved from the Company’s authorized and unissued shares of Common Stock for issuance on such exercise, and, when issued on exercise of this Warrant in accordance with its terms, will be duly and validly issued, fully paid and non-assessable, and free of any taxes, liens, charges and encumbrances (except for restrictions on transfer provided for herein, under the Charter Documents, under any stockholder or other agreement to the extent the Warrantholder is then a party thereto or otherwise subject thereto in accordance with the provisions of Section 10(g) below, or under applicable federal and state securities laws). The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b)        Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder have been duly authorized by all necessary corporate action on the part of the Company’s Board of Directors and shareholders. This Warrant: (1) does not violate the Charter Documents; (2) does not contravene any law or governmental rule, regulation or order applicable to the Company; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Warrant constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors’ rights in general, and except that the enforceability of this Warrant is subject to general principles of equity.

(c)          Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required on the part of the Company with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d)          Listing and Reporting. For so long as this Warrant and any Shares remain outstanding, the Company covenants and agrees to:

(i)           use its commercially reasonable efforts to cause all such Shares to be listed on each national securities exchange or automated quotation system on which the Common Stock is then listed; and

(ii)          with a view to making available to the Warrantholder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Warrantholder to sell shares of Common Stock to the public without registration, the Company covenants and agrees, for so long as this Warrant and any Shares remain outstanding to use its commercially reasonable efforts to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to the Warrantholder upon request a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and such other information as may be reasonably requested in order to avail the Warrantholder of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

SECTION 10.       REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a)         Investment Purpose. This Warrant and the shares of Common Stock issuable upon exercise hereof are being acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration under the Act or an exemption from the registration requirements of the Act. Warrantholder is not a registered broker-dealer under Section 15 of the 1934 Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(b)        Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c)          Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d)         Risk of No Registration. Without in any way limiting the Company’s obligations under this Warrant, the Warrantholder understands that if the Common Stock is not registered with the SEC pursuant to Section 12 of the 1934 Act or the Company is not required to file reports pursuant to Section 13(a) or Section 15(d) of the 1934 Act, or if a registration statement is not effective under the Act covering the resale of the shares of Common Stock issuable upon exercise of the Warrant when it desires to sell (i) the rights to purchase Common Stock pursuant to this Warrant or (ii) the Common Stock issuable upon exercise of the right to purchase, as applicable, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e)          Accredited Investor. The Warrantholder is, and on each date on which it exercises any portion of this Warrant, it will be, an “accredited investor” as defined in Regulation D.

SECTION 11.       TRANSFERS.

(a)         This Warrant and the shares of Common Stock issued upon exercise hereof may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company or its transfer agent, as reasonably requested by the Company or such transfer agent). The Company shall not, and shall use its commercially reasonable efforts to cause its transfer agent not to, require the Warrantholder to provide an opinion of counsel if the transfer is to an “affiliate” (as defined in Regulation D) of the Warrantholder, provided that such affiliate is an “accredited investor” as defined in Regulation D. Additionally, the Company shall also not, and shall use its commercially reasonable efforts to cause its transfer agent not to, require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

(b)        Subject to the provisions of Section 11(a), the Warrantholder may transfer all or part of this Warrant or the shares of Common Stock issued upon exercise hereof to any transferee; provided, that in connection with any such transfer of this Warrant, Holder will give the Company notice of the portion of the Warrant being transferred, with the name, address and taxpayer identification number of the transferee, and the Warrantholder will surrender this Warrant to the Company for reissuance to the transferee(s) (and to the Warrantholder if applicable); and provided further, that any transferee of this Warrant shall make substantially the representations set forth in Sections 10(a)-(e) above and shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

SECTION 12.       MISCELLANEOUS.

(a)         Entire Agreement. This Warrant Agreement represents the entire and final agreement of the parties with respect to its subject matter, and supersedes and merges any and all prior agreements, statements and other communications between them with respect to such subject matter.

(b)          Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Warrant requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Warrant.

(c)          Amendment and Waiver. Notwithstanding any contrary provision herein or in the Loan Agreement, this Warrant may be amended and any provision hereof waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the Company and the Warrantholder.

(d)        Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all reasonable costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 12(d), attorneys’ fees shall include without limitation reasonable fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(e)         Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

(f)          Notices. All notices and other communications hereunder from the Company to the Warrantholder, or vice versa, shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

If to the Warrantholder:

HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer, Bryan Jadot, Jeffrey Ralto and John Miotti
1 North B Street, Suite 2000
San Mateo, CA 94401
Email: legal@htgc.com, [***], [***], [***]
Telephone: 650-289-3060

If to the Company:

Rocket Pharmaceuticals, Inc.
Attention: Martin Wilson
9 Cedarbrook Drive
Cranbury, NJ 08512
Telephone: (609) 659-8001
Email: [***]

With a copy to (which shall not constitute notice hereunder):

K&L Gates LLP
Attention: Whitney J. Smith, Sean Jones
599 Lexington Avenue
New York, NY 10022
Email: [***]; [***]

or to such other address as each party may designate for itself by like notice.

(g)       Governing Law. This Warrant and the parties’ respective rights and obligations hereunder shall be governed by and construed in accordance with (i) the General Corporation Law of the State of Delaware, as to all matters within its scope, and (ii) otherwise, the internal domestic laws of the State of New York, without giving effect to its principles regarding conflicts of law.

(h)          Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of New York. Each of the Company and the Warrantholder generally and unconditionally: (a) consents to nonexclusive personal jurisdiction of the United States District Court for the Southern District of New York; (b) waives any objection as to jurisdiction or venue in the United States District Court for the Southern District of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(f) and shall be deemed effective and received as set forth in Section 12(f). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(i)         Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes arising out of this Warrant be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND THE WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST THE WARRANTHOLDER OR ITS ASSIGNEE OR BY THE WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY RELATING TO THIS WARRANT. This waiver extends to all such Claims arising out of this Warrant, including Claims that involve persons other than the Company and the Warrantholder, and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(j)           Arbitration. If the Mutual Waiver of Jury Trial set forth in Section 12(i) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the “Rules”), such arbitration to occur before one arbitrator, which arbitrator shall be a retired California state judge or a retired Federal court judge. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such arbitration. The decision of the arbitrator shall be binding on the parties, and shall be final and non-appealable to the maximum extent permitted by law. Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.

(k)         Pre-arbitration Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.

(l)          Counterparts; Facsimile/Electronic Signatures. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one and the same instrument. The Company, the Warrantholder and any other party hereto may execute this Warrant by electronic means and each party hereto recognizes and accepts the use of electronic signatures and the keeping of records in electronic form by any other party hereto in connection with the execution and storage hereof. To the extent that this Warrant or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature, as provided under applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the transfer by any holder of this Warrant pursuant to Section 11 or the enforcement of the terms hereof.

(m)        Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, upon receiving an agreement from the Warrantholder as to indemnity or otherwise as it may reasonably require (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(n)        Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

[Remainder of page left blank intentionally; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by their respective officers thereunto duly authorized as of the Effective Date.

COMPANY:

ROCKET PHARMACEUTICALS, INC.

By:
Name:	Martin Wilson
Title:	General Counsel, Chief Corporate Officer

WARRANTHOLDER:

[HERCULES ENTITY]

By:
Name:
Title:

[Signature Page to Warrant Agreement]

EXHIBIT A

NOTICE OF EXERCISE

To:

(1)
The undersigned Warrantholder hereby elects to purchase ____________________ shares of the Common Stock of Rocket Pharmaceuticals, Inc., pursuant to the terms of the Warrant Agreement dated ____________________ (the “Agreement”) between ____________________ and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(b) of the Warrant Agreement to effect a Net Issuance.]

(2)	Please deliver said shares of Common Stock, free of any restrictive legend, by DWAC to the following DTC participant account:

DTC Participant Name:

DTC Participant Number:

Account Name:

Account Number:

If such shares are not then Freely Tradeable, or if the Transfer Agent is not then a FAST participant with respect to the Common Stock, please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(3)	By its execution below and for the benefit of the Company, the Warrantholder hereby makes each of the representations set forth in Sections 11(a)-(e) of the Warrant Agreement as of the date hereof.

(Name)

(Address)

WARRANTHOLDER:

By:
Name:
Title:

EXHIBIT B

ACKNOWLEDGMENT OF EXERCISE

The undersigned, as representative of Rocket Pharmaceuticals, Inc. (the “Company”), hereby acknowledges receipt of the “Notice of Exercise” from ____________________ (the “Warrantholder”), to purchase ____________________ shares of the Common Stock of the Company, pursuant to the terms of that certain Warrant Agreement, dated as of ____________________ between the Company and the Warrantholder (the “Warrant”), and further acknowledges that ____________________ shares remain subject to purchase under the terms of the Warrant.

COMPANY:

ROCKET PHARMACEUTICALS, INC.

By:
Name:
Title:

Date:

EXHIBIT C

TRANSFER NOTICE

FOR VALUE RECEIVED, that certain Warrant Agreement, dated as of ____________________, between Rocket Pharmaceuticals, Inc., as the Company, and ____________________, as the Warrantholder (the “Warrant”), and all rights evidenced thereby, are hereby transferred and assigned to:

(Please Print)

whose address is:

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT D

FORM OF WARRANTHOLDER REPRESENTATION LETTER

Date:

To:	Rocket Pharmaceuticals, Inc. and [Transfer Agent]

Reference is made to the Warrant Agreement dated as of ____________________ (the “Warrant”) issued by Rocket Pharmaceuticals, Inc. (the “Company”) to the undersigned. Capitalized terms used and not defined herein have the meanings given in the Warrant. In connection with the exercise of the Warrant as to ____________________ shares of Common Stock (the “Shares”), the undersigned hereby represents and certifies as follows:

(1)	The undersigned is not, and during the three (3) months preceding the date hereof has not been, an “affiliate” of the Company as that term is defined in Rule 144 under the Act.

(2)
The Warrant was acquired by the undersigned, and full payment of the purchase price therefor was made, on ____________________, which is more than [six (6) months] [one (1) year] prior to the date hereof. The Warrant has been exercised on a Net Issuance basis in accordance with Section 3(b) of the Warrant and no additional consideration has been paid by the undersigned in connection therewith, such that the holding period of the Shares tacks to the date of acquisition of the Warrant in accordance with Rule 144(d)(3)(x).

(3)
The undersigned has not entered into any short position or other hedging transaction with respect to the Shares that would be required to be taken into account in determining the holding period of the Shares.

(4)	The undersigned will offer, sell and transfer the Shares only pursuant to an effective registration statement under the Act, Rule 144 or another available exemption from registration.

The undersigned understands that the Company and the Transfer Agent will rely on the foregoing in issuing the Shares without a restrictive legend and in effecting delivery of the Shares by DWAC.

WARRANTHOLDER:

By:
Name:
Title:

EXHIBIT E

FORM OF OPINION OF COUNSEL

Date:

To:	Rocket Pharmaceuticals, Inc. and [Transfer Agent]

We have acted as counsel to ____________________ (the “Warrantholder”) in connection with the exercise of that certain Warrant Agreement dated as of ____________________ (the “Warrant”) issued by Rocket Pharmaceuticals, Inc., (the “Company”), and the proposed resale by the Warrantholder of ____________________ shares of the Company’s common stock issued upon such exercise (the “Shares”).

In rendering the opinion below we have examined the Warrant, the Notice of Exercise, the representation letter of the Warrantholder dated the date hereof, and such other documents and records as we have deemed necessary. We have relied, without independent verification, upon the factual representations contained in that representation letter and upon the Company’s filings under the 1934 Act.

Based upon and subject to the foregoing, we are of the opinion that the proposed resale of the Shares by the Warrantholder may be effected without registration under the Act, and that the Shares may be issued and transferred free of any restrictive legend.

This opinion is furnished to you at the request of the Warrantholder and may be relied upon by you in connection with the issuance and transfer of the Shares.

Very truly yours,
[COUNSEL TO WARRANTHOLDER]